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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31333) of Eon Labs, Inc. of our report dated February 13, 2004 relating to the consolidated financial statements of Eon Labs, Inc., which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K.

New York, NY
February 13, 2004

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  Exhibit 23.1